Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-277753) and Form S-8 (No. 333-196674, 333-203076, 333-210492, 333-213045, 333-217043, 333-224019, 333-230161, 333-237129, 333-254144, 333-263660, 333-270401, 333-275315, 333-277752 and 333-285460) of Aldeyra Therapeutics, Inc. of our report dated February 27, 2026, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Boston, Massachusetts

February 27, 2026